EXHIBIT 5.1

July 12, 2000

Sitestar Corporation
16133 Ventura Boulevard, Suite 635
Encino, California 91 136

Ladies/Gentlemen:

     We have examined the Registration Statement on Form SB-2 filed by you with the U.S. Securities and Exchange Commission on June 20, 2000 (together with any pre-effective and post-effective amendments, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 3,857,273 shares of Common Stock (the "Shares"). The Shares are to be issued upon: (i) conversion of those certain 12% Secured Convertible Debentures of Sitestar Corporation, a Nevada corporation (the "Company "), dated as of May 11, 2000 in the aggregate principal amount of $500,000 (the "Debentures"), and (ii) 50,000 Shares to be issued upon exercise of certain outstanding warrants to purchase Common Stock (the "Warrants").

     As Special Nevada Counsel corporate counsel regarding the issuance of the Shares, we have examined the Registration Statement, the Articles of Incorporation and By-Laws of the Company, each as amended to date. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments, as we have deemed necessary for the purpose of rendering this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), that there has been no substantial change in the final documents from documents submitted to us as drafts and that all public records reviewed are accurate and complete. As to factual matters, we have relied upon the above-referenced certificates of officers of the Company and have not independently verified the matters stated therein.

     Based on the foregoing, and limited in all respects to applicable Nevada law, we are of the opinion and advise you that the Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and, upon payment and receipt of the consideration specified in the Registration Statement, the issuance and delivery of the Shares in accordance with the terms of the Debentures and the Warrants and the countersigning of the certificate or certificates representing the Shares by a duly authorized officer of the registrar of the Company's Common Stock, the Shares will be validly issued, fully paid and nonassessable.


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Sitestar Corporation
July 12, 2000
Page 2



     The opinions expressed herein: (i) are limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated; (ii) are subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the laws of the State of Nevada; and
(iii) concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Nevada as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change this opinion expressed herein after the date hereof.

     In addition, the opinions expressed herein are for the benefit of the persons to whom this opinion is addressed and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report, and may not be furnished to any person or entity. In addition, we hereby consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement as "Special Nevada corporate counsel regarding the issuance of the Shares".

                              Respectfully submitted,


                              /s/   SKLAR WARREN CONWAY & WILLIAMS LLP

                              SKLAR WARREN CONWAY & WILLIAMS LLP